Exhibit 99.1

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

Master Services and License Agreement

between Bridgepoint Education and eCollege.com

Bridgepoint Education, Inc., a Delaware corporation (“Customer”) and eCollege.com, a Delaware corporation (“eCollege”) hereby enter into this Master Services and License Agreement (this “Agreement”) effective as of the 29th day of September, 2009 (the “Effective Date”).

1)             Products and Services

Subject to the terms and conditions set forth in this Agreement, eCollege agrees to provide the products and perform the services selected by Customer (“Products and Services”), as set forth in the exhibits hereto and any subsequent addenda or amendments to this Agreement.  Customer is not authorized to access or use any other eCollege products or services, unless expressly set forth in this Agreement.

2)             Statement of Work

Additional services may be purchased pursuant to a Statement of Work, which shall be governed by the terms and conditions of this Agreement.  “Statement of Work” means the standard eCollege statement of work form, as such form may be revised by the parties, that is signed by both parties and sets forth the services, deliverables and pricing for the services ordered by Customer.

3)             Customer Information

Customer Ownership. Customer and its authorized users may provide eCollege, either directly or indirectly (through placement of such information, materials and data on the eCollege System by Customer’s authorized users) with information, materials and data (the “Customer Information”).  As between eCollege and Customer, all such Customer Information is the exclusive and proprietary property of Customer.  eCollege shall under no circumstances sell, lease, assign, sublicense or disclose the Customer Information except as provided herein.

Grant of License.  Customer grants to eCollege a non-transferable, non-exclusive and non-sublicenseable license during the term of this Agreement to copy, transmit, use and prepare derivative works of the Customer Information to the extent necessary for eCollege to perform its obligations under this Agreement.  This license cannot be sublicensed by eCollege nor shall it be construed to permit eCollege to use Customer Information for any other purpose, except as expressly permitted by this Agreement.

4)             The eCollege System

eCollege System.  The “eCollege System” shall mean the computer system (including software,

hardware, interfaces and other components) operated by eCollege and used to provide the Products and Services to Customer.  As part of its ongoing development efforts, eCollege may, from time to time, make upgrades or enhancements to the eCollege System.  In most instances, such upgrades and enhancements are made available free of charge to eCollege customers.  However, if eCollege requires payment of additional fees in order to use certain upgrades and enhancements, such use shall be at Customer’s sole discretion.  Customer hereby acknowledges that eCollege has made no commitments as to the exact functionality or timing of upgrades and enhancements to the eCollege System.

License Terms.   eCollege hereby grants Customer a non-transferable, non-exclusive and non-sublicenseable  (except as to Customer’s Affiliates) license to access and use the applicable portions of the eCollege System, and all work product created by eCollege pursuant to any Statement of Work, during the term of this Agreement for the sole purpose of Customer and its authorized users receiving the Products and Services for educational, instructional and related administrative purposes.  All such access and use shall be subject to the terms and conditions of this Agreement.  All rights not specifically granted herein are reserved by eCollege.

Authorized Users.  Customer’s faculty, staff and students enrolled in Customer’s Affiliates (defined below) (“Authorized Users”) are hereby deemed to be authorized users of the eCollege System.  In all instances, Customer shall be responsible for the actions and inactions of its faculty and staff Authorized Users with regard to their access and use of the eCollege System and the Products and Services.  Customer shall use reasonable efforts to inform and educate student Authorized Users regarding limitations on the use of the Products and Services; however, Customer shall not liable for any violations by student Authorized Users and any such violations do not constitute material breaches of the Agreement. Student Authorized Users shall remain responsible for any infringing or prohibited use of the Products and Services by such student Authorized Users.

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Affiliates.  Subject to the terms and conditions of this Agreement, eCollege hereby extends the licenses granted under this Agreement to Customer’s Affiliates.  Customer hereby represents and warrants that it has the authority to require Affiliates to comply with the terms and conditions of this Agreement.  Customer and eCollege agree that: (a) the faculty, staff and enrolled students of Customer’s Affiliates shall be deemed to be Authorized Users of Customer; (b) Customer will ensure that the faculty and staff of each such Affiliate will comply with the terms and conditions of this Agreement and Customer shall use reasonable efforts to inform and educate student Authorized Users enrolled with Customer’s Affiliates regarding limitations on the use of the Products and Services; however, Customer shall not liable for any violations by student Authorized Users and any such violations do not constitute material breaches of the Agreement. Student Authorized Users shall remain responsible for any infringing or prohibited use of the Products and Services by such student Authorized Users; (c) Customer will remain solely responsible to eCollege for the performance of all obligations owed to eCollege under this Agreement (including payment of fees for the use of the eCollege system and the Products and Services, as set forth in Exhibit 2 and any subsequent addenda or Statements of Work to this Agreement), whether such obligations are applicable to Customer or such Affiliates; and (d) subject to subparagraph (b) above, each act, omission and/or breach by an Affiliate will be deemed to be an act, omission and/or breach by Customer.  Subject to subparagraph (b) above, Customer shall be responsible for the actions and inactions of its Authorized Users with respect to the subject matter of this Agreement. “Affiliate” shall mean for purposes of this Agreement any legal entity Controlled by or under common Control with Customer and shall include without limitation Ashford University, LLC, an Iowa limited liability company, University of the Rockies, LLC, a Colorado limited liability company, and any other institution which is either now or hereafter becomes Controlled by or under Common Control with Customer.  The terms “Control” and “Controlled” as used in this Agreement shall mean the beneficial ownership, direct or indirect, of more than fifty percent (50%) of the aggregate of all equity interest in such entity.

Restrictions. Except as expressly provided for in this Agreement, under no circumstances may Customer, without prior written permission from eCollege: (a) use the eCollege System or eCollege Products or Services to provide products or services to any school, college, university, or other third party other than an Authorized User or an Affiliate of

Customer; (b) directly or indirectly provide access to the eCollege System or provide eCollege Products or Services, in whole or in part, to another school, college, university or other third party, (c) sublicense its rights with respect to this Agreement without the written permission of eCollege, or (d) attempt, or allow others, to modify, adapt, decompile, decrypt, disassemble, extract or reverse engineer any part of the eCollege System. Customer represents and warrants that it shall not, and it shall advise its student Authorized Users that they shall not, use the eCollege System to (a) engage in spamming or other impermissible advertising, marketing or other activities, including, without limitation, any activities that violate anti-spamming laws or regulations; (b) transmit, display or store infringing, obscene, threatening, indecent, libelous, slanderous, defamatory or otherwise unlawful or tortious material, including material that is harmful to children or violates third party privacy rights; (c) introduce malicious programs (such as viruses, worms or Trojan horses) into the eCollege System; (d) interfere with or disrupt the integrity or performance of the eCollege System, the eCollege services or the data contained or used therein; (e) attempt to gain unauthorized access to the eCollege System or its related systems or networks; or (f) harass or interfere with another user’s use of the eCollege System or the eCollege services.  Customer and eCollege will, at all times, comply with all applicable local, state, federal, and foreign laws in using or providing, as applicable, the eCollege System or the eCollege services.  With notice to Customer, eCollege reserves the right to suspend access to and use of the eCollege System and the eCollege services with respect to any individual user that eCollege reasonably believes has undertaken, or participated in, any of the foregoing activities.

Location of the eCollege System.  Notwithstanding the foregoing, and except for the license granted in this Section 4, Customer shall not have direct access to the software or infrastructure used to provide the Products and Services to Customer, at any time during or after the term of this Agreement.  Customer shall have no right to modify the eCollege System.

Ownership.  eCollege shall retain all right, title and interest  in all eCollege proprietary information and property and the eCollege System, including all updates and enhancements, reproductions and corrections thereof and all related patent rights, copyrights, trade secrets, trademarks, service marks, related goodwill and other intellectual property.  eCollege shall also retain all right, title and interest, including all intellectual property rights therein, in and to any work product or any other work of authorship or invention conceived of,

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developed or created by eCollege under the terms of this Agreement or any Statement of Work.

5)             System Availability

eCollege shall use commercially reasonable efforts to maintain operation of the eCollege System on a 24 hours per day, 365 days per year basis.  In addition to the foregoing, eCollege commits to the obligations set forth in the Service Level Agreement detailed in Exhibit 4 to this Agreement.

Critical One Fixes.  Reported problems of a critical nature preventing Customer’s access to the eCollege System shall be repaired within 24 hours, or if not within 24 hours, as soon as commercially reasonable.  eCollege shall commence repair work immediately upon receipt of notice, and shall continue repair work until the problem is corrected.

Critical Two Fixes.  Reported problems of a nature limiting Customer’s use of the Products or Services shall be repaired within three (3) business days, or if not within three (3) business days, as soon as commercially reasonable.  eCollege shall commence repair work as soon as commercially reasonable, and shall continue repair work until the problem is corrected.

Non-critical Fixes.  Reported fixes of typographical errors and other non-critical, incorrect information will be made within ten (10) business days, or if not within ten (10) business days, as soon as commercially reasonable.

eCollege is not responsible for repair of or problems with (i) Customer-caused outages or disruptions, (ii) problems due to the performance of networks or systems controlled by  companies or entities other than eCollege except to the extent caused by eCollege, or (iii) Third Party Services.

6)             Domain Name

eCollege, with the assistance of Customer, will attempt to secure a domain name from Verisign or a comparable domain-name distributor, with eCollege as the billing, administrative, technical and zone contacts.  Any rights granted eCollege for such domain name shall be assigned in full to Customer, upon request of Customer.  All fees to purchase and maintain a domain name shall be paid by Customer.

7)             Marketing and Promotion

Customer will permit eCollege, at eCollege’s sole expense, to: (i) place eCollege’s logo, copyright notice and terms of use on Customer’s Gateway (as defined in Exhibit 1), and (ii) list Customer as a customer of eCollege.

8)             Travel Expenses

All fees incurred by Customer are exclusive of eCollege’s travel-related expenses.  Customer agrees to reimburse eCollege for all pre-approved travel and out-of-pocket expenses incurred by eCollege with respect to any on-site services.

9)             Term and Termination

Initial Term.  The initial term of this Agreement (“Initial Term”) shall commence on the Effective Date and shall be for a five (5) year period (each year being a “Contract Year”). The term of the Agreement shall be renewed automatically for successive periods of one (1) year each (each a “Renewal Term” and a “Contract Year”) after the expiration of the Initial Term and any subsequent Renewal Term, unless eCollege provides Customer, or Customer provides eCollege, with a written notice to the contrary at least six (6) months prior to the end of the Initial Term or any Renewal Term.  Except as expressly set forth in this Agreement, this Agreement may not be terminated prior to the end of the Initial Term or the then-current Renewal Term.

Termination for Breach.  This Agreement may be terminated by either party if the other is in material breach of any provision of this Agreement, but only after written notice of default and opportunity to cure has been given to the breaching party.  The notice of default must provide for an opportunity to cure of at least fifteen (15) days following receipt of notice of breach of any representation, warranty or covenant contained in Sections 16 or 18, and at least thirty (30) days following receipt of notice for breaches of other provisions of this Agreement.  If the party receiving the notice has not cured the breach before the cure date stated in the notice then the party giving notice may terminate this Agreement by giving the breaching party written notice of termination, which will be effective upon delivery.   If Customer terminates this Agreement due to a material breach by eCollege, Customer shall be released from all additional fees, other than those incurred by Customer prior to the date the termination is effective, and shall be refunded on a pro rata basis for fees previously paid and still unused as of the date the termination is effective.

Termination in Accordance with the Service Level Agreement.  Exhibit 4 to this Agreement sets forth the terms and conditions under which Customer may terminate this Agreement for eCollege’s failure to maintain its Service Level Agreement commitments.

Effect of Termination or Expiration.  Upon termination or expiration of this Agreement, all licenses granted hereunder shall immediately

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terminate.  Notwithstanding the termination of this Agreement for any reason, the rights and duties of the parties under Sections 10-16, 18, 19, 21, 22, 24, 25 and all provisions pertaining to ownership of intellectual property shall survive such termination and remain in full force and effect.

10)      Fees

Pricing for eCollege Products and Services is set forth in the exhibits attached hereto.  Additional services provided by eCollege to Customer shall be provided at eCollege’s then-current standard rates and prices or as otherwise agreed by the parties.  All prices are quoted in U.S. dollars and all payments shall be made in U.S. dollars.  The fees hereunder do not include any applicable sales, use, excise, VAT or other taxes or duties levied or based on this Agreement or the Products or Services provided hereunder, which shall be invoiced to Customer separately.  In no event will Customer be liable for income taxes or taxes based on eCollege’s income.

11)      Invoices; Late Fees; Interest

Customer shall pay all invoices issued by eCollege for the Products and Services and other services rendered within thirty (30) days of the date of the invoice.  Customer shall not make deductions of any kind from any payments due eCollege.  No payment by Customer to eCollege of any lesser amount than that due to eCollege shall be deemed to be other than a payment on account, and no endorsement or statement on any check or in any letter accompanying any check or other payment shall be deemed an accord and satisfaction.  eCollege may accept any payment without prejudice to eCollege’s right to recover any remaining balance or to pursue any other remedy provided in this Agreement, or by applicable law.

Notwithstanding the foregoing, if Customer has an objection to a charge or expense set forth in an invoice, Customer shall send written notice of its objection to eCollege, and the reasons therefor, within thirty (30) days of the date of the invoice.  Upon receipt of an objection, eCollege shall undertake to provide Customer with back-up documentation to support its charge for the services or expenses in dispute. If Customer does not continue to object to the charge or expense after reviewing the back-up documentation, Customer will forward payment immediately to eCollege, but in no event later than ten (10) days after receipt of the back-up documentation. If Customer still objects to the charge or expense after receiving and reviewing the back-up documentation, both Parties agree to the dispute resolution process described in Paragraph 23, prior to bringing any claim before any judicial or quasi-judicial entity. Any disputed amounts shall not affect payment of non-disputed charges and expenses.

In the event that any invoice (which is not the subject of an objection by Customer as set forth above) is not paid in full within thirty (30) days of the invoice date, Customer shall pay simple interest at the rate of 12% per annum (or the maximum legal rate, whichever is lower) beginning sixty (60) days after the date of the invoice.  If Customer fails to pay an invoice within ninety (90) days after the date of the invoice, eCollege may, after providing fifteen (15) days written notice to Customer, suspend the provision of Products and Services, including turning off Customer’s access to the eCollege System.  Unless changed by written notice to eCollege, invoices and notice regarding invoices to Customer shall be delivered or mailed to:

Bridgepoint Education

13500 Evening Creek Dr North Suite 600

San Diego, CA 92128

Attn: Dan Devine, CFO

Tel: 858.668.2586

12)      eCollege Warranties and Representations

To the actual knowledge of eCollege as of the Effective Date, eCollege warrants that the use of its Products and Services does not infringe the U.S. copyright, patent, or trademark of a third party or constitute a misappropriation of trade secrets of a third party.  Indemnification for a breach of this warranty is set forth in Section 22.  eCollege warrants that the services provided hereunder will be performed with reasonable care and skill.  As Customer’s exclusive remedy and eCollege’s sole obligation for breach of this warranty, eCollege shall reperform any non-conforming services at no additional charge. ECOLLEGE MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PRODUCTS OR SERVICES PROVIDED BY ECOLLEGE HEREUNDER.  ECOLLEGE HEREBY DISCLAIMS ALL IMPLIED WARRANTIES AND CONDITIONS, WHETHER STATUTORY, ARISING FROM COURSE OF DEALING, USAGE OR TRADE PRACTICE, OR OTHERWISE, INCLUDING WITHOUT LIMITATION TERMS AS TO QUALITY, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.

13)      Customer Warranties and Representations

Customer represents and warrants to eCollege that it owns the Customer Information or has obtained all rights in the Customer Information to provide the Customer Information to eCollege and convey the licenses granted herein to eCollege so that its use by eCollege to provide the Products and Services does not violate the rights of its Authorized Users.  Customer is responsible for meeting the then-current

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hardware, operating system, browser and other technical requirements necessary to properly use and access the eCollege System.  eCollege will make written eCollege System requirements available to Customer at Customer’s request.

14)      Third Party Services

eCollege may recommend or provide Customer with access to products and services from a third party provider or integration with third party applications for the use of a third party’s products or services, which products and services are (a) provided by a party other than as a subcontractor of eCollege and (b) not sold to Customer on an eCollege contract (collectively, the “Third Party Services”).  The privacy policies and other terms and conditions applicable to the use of such Third Party Services may differ from those applicable to the use of the eCollege System or the Products and Services, and Customer’s access to and use of the Third Party Services shall be subject to such policies and terms and conditions.  To the extent that Customer’s use of such Third Party Services requires the transfer of, or access to, any Customer Information or other Customer data by the third party, Customer hereby expressly consents to such transfer and/or access.  eCollege makes no representations or warranties as to the Third Party Services, either express or implied, including any implied warranties of merchantability, quality, accuracy, performance, fitness for a particular purpose, or non-infringement, and eCollege shall not be liable to Customer for any claims, expenses, costs or other damages of any kind, arising out of or relating to the Third Party Services or Customer’s use thereof.

15)      Limited Liability

EXCEPT FOR FRAUD, BREACHES OF SECTIONS 16 AND 18 AND EACH PARTY’S INDEMNITY OBLIGATIONS IN SECTION 22, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER, SUFFERED BY THE OTHER PARTY, INCLUDING WITHOUT LIMITATION LOST PROFITS OR GOODWILL, BUSINESS INTERRUPTIONS OR OTHER ECONOMIC LOSS ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY USE OF OR FAILURE TO BE ABLE TO USE THE ECOLLEGE SYSTEM OR THE ECOLLEGE SERVICES.   DURING THE FIRST TWELVE MONTHS FOLLOWING THE EFFECTIVE DATE, ECOLLEGE’S MAXIMUM AGGREGATE LIABILITY UNDER THIS AGREEMENT FOR DIRECT DAMAGES WILL IN NO EVENT EXCEED THE TOTAL FEES PAID TO ECOLLEGE BY CUSTOMER DURING THAT FIRST TWELVE MONTHS.  THEREAFTER, ECOLLEGE’S

MAXIMUM AGGREGATE LIABILITY UNDER THIS AGREEMENT DURING EACH SUBSEQUENT TWELVE MONTH PERIOD FOR DIRECT DAMAGES WILL IN NO EVENT EXCEED THE TOTAL FEES PAID BY CUSTOMER TO ECOLLEGE PURSUANT TO THIS AGREEMENT DURING THE IMMEDIATELY PRECEDING TWELVE MONTH PERIOD.  THE LIMITATIONS SET FORTH IN THIS SECTION SHALL APPLY WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT, OR OTHERWISE, EVEN IF THE PARTY HAS BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE, AND EVEN IF ANY OF THE LIMITED REMEDIES IN THIS AGREEMENT FAILS OF THEIR ESSENTIAL PURPOSE.

No action, regardless of form, arising under this Agreement may be brought by either party more than three (3) years after the facts supporting the cause of action become known, or reasonably should have become known, to the claimant.

16)      FERPA and Data Privacy

eCollege’s use and maintenance of any educational records containing personally identifiable student information (“Student Data”) that is provided to it by Customer pursuant to this Agreement and any Exhibit hereto remains subject to the direct control of Customer.  eCollege is familiar with, and will comply with in all material respects, all applicable laws and regulations pertaining to student educational records and privacy, including without limitation the Family Educational Rights and Privacy Act (“FERPA”), 20 U.S.C. § 1232g and subsequent codes, and its implementing regulations at 34 C.F.R. Part 99; eCollege will promptly notify Customer in the event it receives notice of any investigation, inquiry or proceeding concerning privacy of student information, as defined in the implementing regulations at 34 C.F.R. Part 99, received by it from Customer; and eCollege will not make available or distribute any  Student Data in violation of FERPA.

Except as expressly provided for under this Agreement, eCollege represents to Customer that during the term of this Agreement and thereafter, it will not, directly or indirectly, use, disseminate or disclose Student Data to any person or entity (other than to employees, agents and contractors who are bound by similar obligations of confidentiality and to whom such disclosure is necessitated in order to facilitate eCollege’s performance under this Agreement).

eCollege shall develop, implement, maintain and use appropriate administrative, technical and physical security measures in accordance with eCollege’s established policies and practices which

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have been reviewed by Customer, to prevent unauthorized access to the eCollege System and Customer Information, Customer Course Content and Student Data stored on the eCollege System. eCollege shall notify Customer promptly of any security breach of the eCollege system that results in the unauthorized disclosure or misuse of Customer Information, Customer Course Content or Student Data stored on the eCollege System, including the nature of the unauthorized use or disclosure, the Student Data disclosed, what eCollege has done to mitigate any damage caused by the unauthorized use and disclosure, and what corrective action has been taken by eCollege.

However, Customer acknowledges and agrees that, by granting user identifications and passwords, Customer controls, defines and manages access by Authorized Users to all Customer Information and related records and data that will be used within the System.  Customer is responsible for (a) compliance with all foreign and domestic privacy and student record laws and regulations that may be applicable to Customer’s use of the eCollege System or the Products and Services; (b) securing all necessary prior consents (if any are required) for the collection, storage and use of education records, data and personal information within the eCollege System; and (c) the creation of, and compliance with, applicable policies regarding the access and use by Customer’s Authorized Users of Student Data stored on the eCollege System.

17)      Cooperation

eCollege shall not be responsible for any delay in, or inability to perform, any services to the extent such delay or inability to perform results from a delay or failure in performance by Customer.  Customer will make its management and technical personnel, who will work with eCollege and will perform those activities described as Customer’s responsibility in this Agreement or any Statement of Work, reasonably available to eCollege.

18)      Confidentiality

During the term of this Agreement, a party (“Receiving Party”) may have disclosed to it or come in contact with information of the other party (“Disclosing Party”) of a sensitive (as determined by the nature of the information itself or due to the circumstances of disclosure) or proprietary nature (all such information, “Confidential Information”).  Confidential Information of eCollege shall include the terms and conditions of this Agreement, as well as the eCollege System and eCollege’s proprietary information, materials and trade secrets.  Each party hereto represents to the other party that during the term of this Agreement and thereafter, it will not, directly or indirectly, use, disseminate or disclose the Confidential Information to any person or entity (other than to employees, agents and contractors who are bound by similar obligations of confidentiality) for any purpose or at any time, except as expressly authorized by the Disclosing Party or as needed to perform its obligations under this Agreement.  The Receiving Party shall use the same standard of care to avoid disclosure of any Confidential Information as it uses with respect to its own confidential or proprietary information, provided that in no event shall the Receiving Party employ less than reasonable efforts to protect any Confidential Information of the other party.  Confidential Information shall not include information which: i) is or becomes publicly known or available to the Receiving Party at or after the time of disclosure through no act of the Receiving Party in breach of this Section 18; ii) is in the possession of or known to the Receiving Party at the time of disclosure; iii) is lawfully obtained by the Receiving Party from a third party; or iv) is independently developed by the Receiving Party.

In addition, a party will not be considered to have breached its obligations under this section for disclosing Confidential Information of the Disclosing Party to the extent required to satisfy any legal requirement of a competent governmental authority, including, without limitation, the rules and regulations of the Securities and Exchange Commission (“SEC”), provided that promptly upon receiving any such request and to the extent that it may legally do so, such party advises the Disclosing Party prior to making such disclosure in order that the Disclosing Party may object to such disclosure, take action to ensure confidential treatment of the Confidential Information, or take such other action as it considers appropriate to protect the Confidential Information disclosed pursuant to the requirement or request of a governmental agency or disclosure is required by operation of law.

Notwithstanding anything in this Section 18 to the contrary, eCollege acknowledges and agrees that: (i) Customer is a publicly-traded company with securities registered under the Securities and Exchange Act of 1934, as amended, (ii) Customer may deem this Agreement (together with its exhibits) to be a material contract that needs to be filed as an exhibit to one or more of Customer’s public filings with the SEC, in which case Customer will file this Agreement (together with its exhibits) as an exhibit to one or more of Customer’s public filings with the SEC, with such redactions of competitively sensitive information in the exhibit to the extent Customer deems advisable and appropriate under published SEC guidance (provided that Customer will use best efforts to obtain a grant of confidential treatment from the

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SEC for competitively sensitive information contained in this Agreement, including any such information identified by eCollege as being competitively sensitive); and (iii) the execution of this Agreement by Customer may be an event requiring disclosure under applicable SEC rules and regulations, including disclosure in a Current Report on Form 8-K.  Notwithstanding the foregoing, Customer agrees that it shall not make any disclosure of information found in the Agreement that eCollege has identified as being competitively sensitive information, without prior consultation with eCollege.

19)      Notice

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be to the parties as set forth below:

Notice to Customer.  Unless hereinafter changed by written notice to eCollege, any notice to Customer, other than invoices and notice with respect to invoices, shall be delivered or mailed to:

Bridgepoint Education

13500 Evening Creek Dr North Suite 600

San Diego, CA 92128

Attn: Tom Ashbrook

SVP/Chief Information Officer

Tel: 858.668.2586

Notice to eCollege.  Unless hereinafter changed by written notice to Customer, any notice to eCollege shall be delivered or mailed to:

eCollege

Attn:  Legal Department

eCollege Building

4900 South Monaco Street, Suite 200

Denver, CO 80237, USA

Notices shall be effective upon receipt and shall be deemed to be received as follows: i) if delivered by nationally recognized overnight courier, effective the business day following the date of shipment; or (ii) if by U.S. mail the earlier of actual receipt or five business days from the date deposited in the mail

20)      Force Majeure

Neither party shall be considered to be in default as a result of its delay or failure to perform its obligations herein when such delay or failure arises out of a Force Majeure condition.  “Force Majeure” means causes beyond the reasonable control of and which occur without the material fault or negligence of the party claiming Force Majeure, including, without limitation, acts of God, wars, insurrections, riots, acts of any governmental units, strikes, blackouts, explosions, fires, floods, earthquakes, landslides, lightning, wind, terrorism, sabotage, any failure of equipment or other similar events.  If as a result of Force Majeure a party hereto is rendered wholly or partly unable to perform its obligations under the Agreement, that party shall be excused from whatever performance is affected by the Force Majeure to the extent so affected, provided that:

(1)         The party claiming relief gives the other party prompt written notice describing the particulars of the Force Majeure.

(2)         The permitted suspension of performance is of no greater scope and of no longer duration than is required by the Force Majeure.

(3)         A Force Majeure may continue only so long as the party claiming Force Majeure is exercising commercially reasonable efforts to eliminate the Force Majeure condition.  If at any time during the period of Force Majeure, the non-performing party fails to undertake or ceases undertaking commercially reasonable efforts to remedy its inability to perform, then the non-performing party shall no longer be excused from its performance.

(4)         If the Force Majeure condition prevents a party’s performance hereunder for a period greater than fifteen (15) business days, then the other party shall be entitled to terminate this Agreement upon giving written notice to the non-performing party.

21)      Disaster Recovery Plan

eCollege will (a) maintain a Disaster Recovery Plan (as defined below) and the capacity to execute such plan; (b) test the Disaster Recovery Plan as specified in the Disaster Recovery Plan; (c) not change the Disaster Recovery Plan in any manner that will materially diminish its backup procedures, data restoration ability, or recovery preparedness or capabilities without providing prior written notice to Customer; and (d) provide Customer with a written summary of any material changes to the Disaster Recovery Plan upon written request.  The term “Disaster Recovery Plan” means a plan designed to achieve, within commercially reasonable parameters, the continuous operation and, in the event of a material interruption, the recovery of all material business functions needed to meet eCollege’s obligations under the Agreement.  Customer reserves the right to review eCollege’s disaster recovery plan upon written request.

22)      Indemnification

eCollege.  eCollege will, at its own expense, defend any action and respond to any claim brought by an unaffiliated third party against Customer or its Affiliates, and eCollege will pay any final judgment awarded, or settlements entered into by eCollege, in such actions, as well as Customer’s reasonable

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legal expenses (including, without limitation, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, food and lodging expenses while traveling, duplicating costs, printing and binding costs, telephone charges, postage, delivery service, freight or other transportation fees or expenses) incurred in defending against such actions or claims, solely to the extent that such action or claim is based upon an allegation that the eCollege System infringes or misappropriates a third party’s intellectual property.  If the eCollege System becomes, or is likely to become, the subject of an infringement claim, eCollege may, at its option and expense, either: (a) procure the right to continue using the eCollege System; (b) replace or modify the eCollege System so that it becomes non-infringing; or (c) if after using its best efforts to resolve the claim as provided in subparagraphs (a) and (b), above, terminate this Agreement upon written notice to Customer.  If eCollege terminates the Agreement pursuant to (c) above, Customer shall be released from all additional fees, other than those incurred by Customer prior to the date the termination is effective, and shall be refunded on a pro rata basis for fees previously paid and still unused as of the date the termination is effective.  Notwithstanding the foregoing, eCollege will have no obligation under this Section 22 or otherwise with respect to any infringement claim based upon: (i) any use of the eCollege System not in accordance with this Agreement, but only to such extent; (ii) any use of the eCollege System in combination with products, equipment, software, content or data not supplied by eCollege, but only to the extent infringement is alleged to be caused by such combination; or (iii) any use of any release of the eCollege System other than the most current release made available to Customer, but only after the passage of a reasonable period of time of the most current release being made available to Customer.  THIS SECTION 22 STATES ECOLLEGE’S ENTIRE LIABILITY AND CUSTOMER’S SOLE AND EXCLUSIVE REMEDY FOR INFRINGEMENT CLAIMS OR ACTIONS.

Customer.  Customer will, at its own expense, defend any action brought by a third party against eCollege, and will pay any final judgment awarded, or settlement entered into, in any such action, provided that such action is based upon (a) the action or inaction of Customer or any faculty or staff Authorized User of Customer; or (b) a claim that the Customer Information infringes any party’s patents or copyrights or misappropriates such third party’s trade secrets. If any Customer Information is or becomes, or in eCollege’s reasonable judgment is (a) likely to become the subject of such a claim, or (b) obscene, libelous, slanderous, defamatory, illegal, or otherwise unlawful or tortious, including material that is harmful to children or violates third party privacy or publicity rights, eCollege shall give Customer notice of the potential issue and eCollege may, without penalty under this Agreement, remove such Customer Information from the eCollege System until such time as the issue has been resolved to eCollege’s satisfaction.

Conditions.  The obligations in this Section 22 are expressly conditioned upon the party seeking defense: (a) giving the party offering such defense (the “Defending Party”) prompt notice of any such action , provided that the failure to provide prompt notice to the Defending Party will not relieve the Defending Party of its obligations under this Section 22 unless the Defending Party is actually and materially prejudiced by such failure, in which case the Defending Party will be relieved of its obligations under this Section 22 to the extent (and only to the extent) of such prejudice; (b) giving the Defending Party sole control of the defense thereof, and any related settlement negotiations; and (c) providing reasonable cooperation and assistance to the Defending Party in the defense of such action.   No Defending Party shall enter into any settlement that includes an acknowledgement of fault by the other party without the prior written consent of the other party which consent shall not be unreasonably withheld. No costs or expense shall be incurred for the account of the other party without its written consent.

23)      Dispute Resolution & Arbitration

In the event of any dispute, claim or controversy arising out of or relating to this Agreement (a “Dispute”), the parties shall first attempt to resolve the Dispute, without formal proceedings, through direct communications between eCollege’s President or other designated representative and Customer’s President or other designated representative.  Should a Dispute arise, the parties shall provide notice in the form of a written description of the basis for the dispute and the remedy sought.  If, within thirty (30) days after delivery of the notice, the parties are unable to resolve the Dispute, then either party may submit the Dispute to binding arbitration to be conducted in Colorado Springs, Colorado, USA before one arbitrator and administered by Judicial Arbiter Group, Inc. (“JAG”).  The arbitration shall be conducted pursuant to the American Arbitration Association’s Commercial Arbitration Rules then in effect except to the extent those Rules conflict with any provision of this Section.  If, within thirty (30) days after submission of any Dispute to arbitration, the parties cannot mutually agree on one JAG arbitrator, then the parties shall arrange for JAG to designate a single arbitrator according to the process set forth in the American Arbitration Association’s Commercial Arbitration Rules. The

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parties agree to permit reasonable discovery proceedings as determined by the arbitrator.  The parties agree that the arbitrator shall have no jurisdiction to consider evidence with respect to or render an award or judgment for punitive damages (or any other amount awarded for the purpose of imposing a penalty).   The arbitrator shall award all costs of the arbitration, including arbitrator’s fees, arbitration filing fees, costs of depositions and reasonable attorney fees to the prevailing party; provided, however, that the arbitrator’s award for the costs of the arbitration shall not exceed the actual amount paid by the prevailing party.  All payments required by the decision of the arbitrator shall be made within thirty (30) days after the award of arbitration is rendered.  The parties agree that all facts and other information relating to any arbitration arising under this Agreement shall be kept confidential to the fullest extent permitted by law.  Judgment upon any award rendered by the arbitrator may be entered in any Court having jurisdiction.

24)      Assignment

This Agreement may not be assigned, whether by operation of law or otherwise, by either party hereto without the prior written consent of the other party; provided, however, that eCollege may assign this Agreement to any Affiliate, subsidiary, or successor entity.  Any assignment in violation of this provision shall be null and void.

25)      Governing Law

This Agreement shall be construed under and controlled by the laws of the State of Delaware, excluding its choice of law principles that would require the application of the laws of another jurisdiction, and the parties hereto hereby consent to jurisdiction and venue in the State of Colorado, USA.  Each party hereby waives any claim that any legal proceeding brought in accordance with this Agreement has been brought in an inconvenient forum or that the venue of that proceeding is improper.  In no event shall this agreement be governed by the United Nations Convention on Contracts for the International Sale of Goods or the Uniform Computer Information Transactions Act (in its original form or in the form as enacted by any applicable jurisdiction).

26)      Miscellaneous

This Agreement (including the exhibits) sets forth the entire understanding of the parties with respect to the subject matter of this Agreement and supersedes any and all prior understandings and agreements, whether written or oral, between the parties with respect to such subject matter.  This Agreement may only be amended in a writing executed by both parties.  If purchase orders or other documents or acknowledgments are issued by Customer containing terms and conditions in addition to, modifying or contrary to the provisions of this Agreement, those printed terms and conditions are hereby specifically objected to and shall be of no force or effect; it being the parties’ intentions that this Agreement shall govern all matters relating to the subject matter herein.  If any provision of this Agreement shall be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect and of the remaining provisions of this Agreement shall not be in any way impaired.  No waiver, whether with respect to the satisfaction of a condition or nonperformance of an obligation under this agreement or otherwise, will be effective unless it is in writing and signed by the party granting the waiver.  No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver unless so specified.  Failure to enforce any provision of this Agreement shall not operate as a waiver of such provision or any other provision except to the extent such failure to enforce actually and materially prejudices the other party.  The captions and headings in this Agreement are inserted only as a matter of convenience and for reference and in no way define the scope or content of this Agreement or the construction of any provision hereof or of any document or instrument referred to herein. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which taken together shall constitute one and the same instrument.  A facsimile signature shall be deemed an original for purposes of evidencing execution of this Agreement.

IN WITNESS WHEREOF, the persons executing this Agreement for and on behalf of the parties hereto represent that they are fully authorized to do so for and on behalf of their respective principals.

eCollege.com		Bridgepoint Education, Inc.

By:	/s/ Matt Leavy	By:	/s/ Daniel J. Devine

	Matt Leavy, President	Printed Name:	Daniel J. Devine

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Title:	Chief Financial Officer

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Exhibit Number 1 for Bridgepoint Education

eCollege Products and Services

This exhibit describes the Products and Services that Customer shall receive access to through the eCollege System.  The specific content, features and functionality reflected in the Products and Services are subject to change and discontinuation by eCollege in its sole discretion, provided that eCollege shall not decrease the core functionality of the eCollege System in any material way, or discontinue a material element of the eCollege System without prior consultation with Customer.

1)            Gateway.  A website housed and hosted on eCollege servers which serves as an entry point for students to access Customer’s services and online courses (the “Gateway”).  Customer’s Gateway may include the features set forth below, as requested by Customer.

Standard Gateway Features:

•                 Customizable Look and Feel – customized colors, logo and font for Customer’s branding

•                 Welcome Page

•                 Login with Password Finder

•                 eLearning Student Self-Assessment – to assess interest in online courses

•                 Templatized Student Inquiry Form with Auto-Reply Message

•                 Personalized Course Access Page

•                 Course and User Management Tools for Administrators

•                 Administrative Message Center

•                 Online Help Pages

•                 Detailed Campus, Course and Student Level Administrative Reporting

•                 Hierarchical organization of courses and users for reporting and administrative purposes.  Custom structures are available for an additional fee

•                 Customizable copyright statement

•                 User Enrollment Tools including an automated API

•                 Term Management Tools

•                 Campus Content Authoring Tools

•                 My Profile - Allows user to update his or her system password, email address, and other personal information listed in the campus directory.

•                 Program Admin Tools

2)            Registration and Add/Drop.  At Customer’s option, for an additional fee, eCollege will include an online templatized Registration and Add/Drop process on Customer’s Gateway.

3)            Schedule for Building Gateway.   Subject to Customer’s cooperation and participation, eCollege will develop and build Customer’s Gateway in accordance with this Agreement and eCollege’s standard development efforts and methodology.  The parties agree as follows:

a)             Hand-off Call.  eCollege’s liaison and Customer’s liaison agree will have a telephone conference within ten (10) days following the Effective Date to implement development of the Gateway.

b)            Logos, Colors, Art Design.  Customer will provide eCollege with Customer’s logo, colors, and template art design option within fifteen (15) days following the Effective Date.

c)             Site Information.  Customer will provide eCollege with all site content (welcome page, copyright notice, domain name, ethics agreement, inquiry form, inquiry auto-reply email, decision on wanting to use the student self-assessment “is online learning for me,” online courses requested, professor information, and term/semester dates) within fifteen (15) days following the Effective Date.

d)            Secure Login.  eCollege will implement its standard login-page solution using Secure Sockets Layer (“SSL”).  SSL encrypts traffic between the user’s web browser and a secure server. This standard solution will use eCollege’s VeriSign certificate, which directs the browser to https://secure.ecollege.com as the data is transferred through the secure server.  Alternatively, at Customer’s direction, eCollege can implement SSL using a Verisign certificate assigned to Customer. This certificate would be purchased, managed and renewed by eCollege on behalf of Customer.  Due to the additional certificate costs and

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work associated with this approach, this alternative solution must be handled via a Statement of Work if selected by Customer and could impact the launch date of Customer’s Gateway.

e)             Launch.  eCollege will launch the site to the chosen domain name on or before the 40th day following the date of eCollege’s receipt of the required site information from Customer.

f)               Additional Functionality.  If additional functionality (for example, templatized registration, templatized course catalog, templatized add/drop process or the alternative SSL login solution) or customization is included in the build, eCollege will launch the site to the chosen domain name in accordance with a timeframe to be determined in good faith between Customer and eCollege once the scope of the additional work is understood and additional costs, if any, have been agreed to.

4)            Courseware

a)             Online Course Types.  The following course types may be available for Customer’s use, as reflected in Exhibit 2 of this Agreement.

“Courseware” shall mean the various online course delivery options available through the eCollege System.  Examples include eCourse Credit Online Courses, eCompanion Online Courses, Hybrid Online Courses and eCourse Non-Credit Online Courses.

“eCourse Credit Online Course” shall mean Courseware delivered through the eCollege System in which students typically receive academic credit.  eCompanion Online Courses, eCourse Non-Credit Online Courses and Hybrid Online Courses are specifically excluded from the definition of eCourse Credit Online Courses.

“eCompanion Online Course” shall mean Courseware supplementing an on-campus course, where the course is delivered on campus through a lecture or seminar format and is supplemented by online components delivered through the eCollege System.  For all eCompanion Online Courses, Customer shall enroll (or deliver to eCollege enrollment files in an acceptable format) and pay for each and every student enrolled in the on-campus course in a given Online Course Period.  A course will only be deemed an eCompanion Online Course if it is strictly supplemental to the on-campus course and does not replace any in-class time for students or faculty.

“Hybrid Online Course” shall mean Courseware supplementing an on-campus course, where the course is delivered at least 50% on campus through a lecture or seminar format and is supplemented by online components delivered through the eCollege System, and where the student receives academic credit.  A course will only be deemed a Hybrid Online Course if it does not replace more than 50% of the in-class time for students or faculty.

“eCourse Non-Credit Online Course” shall mean Courseware that is delivered through the eCollege System for training, professional development or continuing education units, and where the student does not receive academic credit.

b)            Storage Space.  Storage space allocated for usage of Courseware and other applicable eCollege products and services is provided in accordance with eCollege’s then-current storage policies.

c)             Courseware Features.  Courseware will include the features set forth below.

•	Homepage	•	Gradebook
•	Syllabus Builder	•	Threaded Discussions
•	Announcements	•	Email
•	What’s New	•	Document Sharing
•	Course Checklist	•	Dropbox
•	Style Manager	•	Journal
•	File Manager	•	Webliography(SM)
•	Group Management	•	Visual Editor (WYSIWYG editor)

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•	MS Upload Tools	•	Exam Builder

d)            eCourseEvaluation.  eCourseEvaluation is an Internet-based product that allows Customer to gather course evaluation and survey feedback across courses, programs or an entire institution.  eCourseEvaluation also provides a distribution mechanism for the results of these processes to faculty and administrators.  Note: The eCourseEvaluation product may be used with eCourse Credit Online Courses, eCourse Non-Credit Online Courses, Hybrid Online courses, eCompanion Online Courses and/or face-to-face courses for surveying and course evaluation only if separately purchased or if expressly included in the base Technology Service Fees for such Courseware.

5)            Additional Product and Service Definitions.  The following products and services are available for Customer’s use, under the terms set forth in Exhibit 2 of this Agreement.  No other products or services are included in this Agreement, except as otherwise expressly set forth in this Agreement.

Content Manager: eCollege’s product that enables Customer to centrally store, share, manage, track, and deploy online course content for all Online Courses.

Enterprise Reporting: eCollege’s flexible data analysis product that provides access to select data assets, enabling data monitoring, predictive models and multi-dimensional analysis.  Access and use rights and restrictions for the Enterprise Reporting product are determined by the specific user types licensed hereunder to Customer for its authorized users.

6)            Training.  Except as specifically otherwise provided for herein, training on the Products and Services is not included and must be ordered separately, through eCollege’s standard Statement of Work processes for such services.

7)            Course Conversion

a)             Course Conversion.  Course Conversion shall mean transferring Customer’s currently existing online course(s) onto the eCollege System, such that the converted course will have the same functionality as the source course (i.e. feature-to-feature or unit-to-unit), excluding any features not currently supported by the eCollege platform.

b)            eCollege Obligations.  eCollege shall convert up to [***] of Customer’s current online master courses at no charge during the first Contract Year in accordance with eCollege’s standard processes and methodologies for such conversions, provided that eCollege shall be obligated to provide no more than [***] hours of conversion services in the aggregate, or an average of 15 hours per master course (any additional hours required above [***] shall be billed separately).  This service is solely for course conversion and does not include maintenance or any consulting or enhancement of such converted courses, which are available for an additional fee at eCollege’s then current rates

c)             Customer Obligation. Customer will offer as part of its course offering, and enroll students in, each of the courses that are converted at no charge, within twelve months of eCollege completing the conversion activities for the applicable course.  In the event that Customer does not offer as part of its course offering, and enroll students in, each of the master courses that are converted at no charge, within twelve (12) months of conversion of the course, Customer shall pay eCollege $[***] for the online course conversion services performed for each such course.

d)            Schedule for Course Conversion.  eCollege will deliver courses on a mutually agreed upon schedule, which will be separately worked out by eCollege and Customer.  Customer shall provide any comments or requested changes within three business days of receiving the converted courses.  If Customer does not provide any comments within the three business days, the converted course shall be deemed completed, and eCollege shall have no further obligation to provide any additional course conversion services for such course.

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Exhibit Number 2 for Bridgepoint Education

Technology Service Fees and other Product and Services Fees

1)            Technology Service Fees.  In consideration of eCollege providing the Products and Services to Customer, Customer shall pay eCollege the fees set forth in this Exhibit.

a)             Census Date.  The term “enrollment” shall mean one student registered in one Online Course during one Online Course Period (the length of time a particular Online Course may be offered to students, which period shall not exceed four months).  Technology Service Fees shall be assessed for all enrollments in Online Courses offered through the eCollege System at the time of the Census Date, which in no event shall be more than [***] business days after the start of each eCourse Credit Online Course, Hybrid Online Course or eCompanion Online Course (the “Census Date”).  In the case of eCourse Non-Credit Online Courses, the Census Date shall be the start date.  An enrollment will be counted if at the Census Date the student has been issued a password by eCollege to access Courseware pursuant to enrollment procedures agreed to between eCollege and Customer, and if eCollege has not received written notification from Customer prior to the Census Date that the student has withdrawn from the applicable course.

b)            eCourse Minimum Technology Service Fees.  On a monthly basis, eCollege shall invoice Customer for the applicable Technology Service Fees incurred by Customer for use of the eCollege Products and Services.  In the event that Customer’s eCourse Credit Online Course Technology Service Fees are less than $[***] during the first Contract Year of the Agreement, $[***] during the second Contract Year of the Agreement, $[***] during the third Contract Year of the Agreement, $[***] during the fourth Contract Year of the Agreement or $[***] during the fifth Contract Year of the Agreement (the “eCourse Minimum Technology Service Fees”), Customer shall pay eCollege the difference between the eCourse Minimum Technology Service Fees for the applicable Contract Year and the amount that Customer actually paid in Technology Service Fees for eCourse Credit Online Courses for that Contract Year, upon invoicing by eCollege.  In the case of termination of this Agreement prior to the end of the Initial Term or a Renewal Term, excepting (i) termination by Customer for breach of this Agreement by eCollege, (ii) termination by eCollege as set forth in Section 22 of this Agreement, or (iii) termination as specified in Exhibit 4 to this Agreement, Customer shall pay all remaining eCourse Minimum Technology Service Fees due for the then remaining term of this Agreement; provided, however, that in no event shall Customer be required to pay any applicable remaining eCourse Minimum Technology Service Fees in advance of when such fees would have otherwise been due and payable had the Agreement not been terminated.  For purposes of clarification, only the baseline Technology Service Fees for eCourse Credit Online Course enrollments shall count towards Customer’s eCourse Minimum Technology Service Fees commitments (i.e. Technology Service Fees associated with other types of Courseware, as well as fees for add-on products such as Content Manager, Program Intelligence Manager, Enterprise Reporting, Learning Outcome Manager, ExamGuard, ePortfolio, Third Party Services and ClassLive Pro shall not count towards the eCourse Minimum Technology Service Fees commitments unless expressly provided for in this Agreement or any applicable addenda thereto).

c)             Extended Access.   Following the end of an Online Course Period, students may receive continued access to the Courseware for purposes of completing an incomplete grade.  Customer shall be required to pay an additional fee, as set forth in section 2(e) of this Exhibit, for students requiring more than two weeks of continued access to complete the Courseware.

2)            Technology Service Fee Schedules.  Customer shall pay eCollege Technology Service Fees as follows:

a)             eCourse Credit Online Course Technology Service Fees:

eCourse Credit Online Course (1 - 5 Credit Hours)
Contract Year	Technology Service Fee (includes Tier 1 Technical Support and eCourseEvaluations)
1	$[***] per enrollment
2	$[***] per enrollment
3	$[***] per enrollment

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4	$[***] per enrollment
5	$[***] per enrollment

b)            Hybrid Online Course Technology Service Fees:  Not included in this Agreement.

c)             eCompanion Online Course Technology Service Fees:  eCollege hereby grants to Customer an eCompanion license for up to [***] FTEs per Contract Year, subject to the following parameters:

i)                Includes: unlimited course slots for eCompanion Online Courses; Tier 2 Technical Support; one node (a node structure is a way to create groupings of courses and users within the Gateway Campus); user activity feature; storage space not to exceed four megabytes per eCompanion Online Course (on average) and standard parser and batch course creation.

ii)             Does not Include: development of eCompanion Online Courses; ClassLive (eCollege’s synchronous whiteboard feature); additional nodes beyond the first (which carry an annual administrative fee of $[***] per node); use as a supplement to courses delivered via video and/or audio teleconferencing.

iii)          As a condition to receiving the free eCompanion License, Customer must use either batch tools or the Program Admin Tools to support creating, updating, and copying the eCompanion Online Courses.

iv)         FTEs are calculated as follows:

•                  Students taking 24 credits per Contract Year = 1 FTE each

•                  Students taking less than 24 credits per Contract Year = 1/2 FTE each

•                  Students taking part in any type of extension program in a Contract Year = 1 FTE each

d)            eCourse Non-Credit Online Course Technology Service Fees: Not included in this Agreement.

e)             Extended Access (per enrollment):

Up to 2 Weeks following Online Course Period - no additional charge

2 - 6 Weeks following Online Course Period - an additional 50% of the Technology Service Fee

Greater than 6 Weeks - an additional 100% of the Technology Service Fee

f)               Third Party Services.  Additional fees, in excess of the Technology Service Fees set forth above or in addenda to this Agreement, may apply to the use of Third Party Services or additional eCollege Products and Services.

3)    Technical Support.  eCollege will provide telephone and online technical support associated with the use of the eCollege System in accordance with the following.

a)             Tier 1 - Technical Support.  eCollege will provide telephone and online support (via chat and email) to Customer’s faculty, students and staff who need technical assistance associated with their use of the eCollege System.  This support will be provided on a 24 hours a day, 7 days a week basis.

b)            Tier 2 - Technical Support.  eCollege will provide telephone and online support (via chat and email) to two designated Customer Help Desk Representatives, solely on system accessibility and software technology issues associated with use of the eCollege System.  The Customer Help Desk Representatives will be responsible for responding to Customer faculty, students and staff who need technical support. This support will be provided on a 24 hours a day, 7 days a week basis.  Customer will notify eCollege in writing of any change in Customer’s Help Desk Representatives.

c)             Technical Support Limits.  Technical Support does not include support related to the use of Customer’s or other third parties’ technology, technical issues associated with outside ISPs, networks or third-party software or issues related to user inexperience with systems and settings other than the eCollege System.

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d)            Technical Support Service Level.  For both Tier 1 and Tier 2 support, eCollege will use its best efforts to respond to each request for technical assistance within two and one-half minutes (150 seconds), on average, following receipt of such request for technical assistance.

4)            Gateway Fees.  Customer hereby agrees to pay to eCollege a one-time fee of $[***] for the development and implementation of a standard Gateway for Customer, in accordance with Exhibit 1 to this Agreement, due and payable upon the Effective Date.  Customer agrees to pay eCollege a fee of $[***] per Contract Year for licensing, hosting and maintenance of the Gateway, due and payable for the first Contract Year upon the Effective Date and thereafter in advance of each subsequent Contract Year.  This includes up to 10 hours of yearly Gateway maintenance.  These hours may be used for tasks requested by Customer to update the existing campus pages not accessible under Campus Author and update content that cannot be loaded under Campus Author (graphics, etc.), and is restricted to work completed by eCollege’s Campus Development team.  Note that this does not include (i) any changes Customer’s Client Services Consultant can make on Customer’s online campus such as setting up and modifying term information, editing course catalog information and modifying recipients of the various emails, or (ii) major changes and updates to Customer’s online campus, for example an art design overhaul, new fields added to registration (and therefore the registration emails and flat files) or new pages added to the public side campus.

5)            Services Credit.  eCollege hereby issues Customer services credits of $[***] for the first Contract Year of the Agreement and $[***] for the second Contract Year of the Agreement (collectively, the “Services Credits”).  The Services Credits may be used to offset technical consulting, training, academic services and Gateway/product implementation fees (the Services Credits may not be applied to any Technology Services Fees, product use or license fees or any Gateway fees).  Any portion of a Services Credit not used during its applicable Contract Year shall be automatically forfeited at the end of that Contract Year.  The Services Credits may be used, in whole or in part, for services activities pursuant to formal Statements of Work.  eCollege retains final discretion in determining what fees the Services Credit can be used to offset.

6)            Content Manager Implementation.  eCollege will provide training and implementation services for Content Manager as more fully described in a separate Statement of Work between Customer and eCollege.  Customer hereby commits to schedule the implementation of Content Manager under such Statement of Work as soon as possible following the Effective Date, however, Customer understands and acknowledges that the exact date and timing of implementation activities will depend upon the scheduling and availability of applicable eCollege personnel and other resources.  All training and implementation hours must be pre-approved by Customer and will be invoiced separately by eCollege.  Any pre-approved travel and expenses incurred by eCollege in association with training and implementation activities must be reimbursed by Customer upon invoicing from eCollege.

7)            Content Manager License.  eCollege hereby grants a non-exclusive, non-transferable, non-sublicenseable license to access and use eCollege’s Content Manager product during the term of the Agreement, beginning from the date the implementation activities for Content Manager are determined by eCollege, in its reasonable discretion, to be complete.

8)            Enterprise Reporting Implementation.  eCollege will provide training and implementation services for Enterprise Reporting as more fully described in a separate Statement of Work between Customer and eCollege.  Customer hereby commits to schedule the implementation of Enterprise Reporting under such Statement of Work as soon as possible following the Effective Date, however, Customer understands and acknowledges that the exact date and timing of implementation activities will depend upon the scheduling and availability of applicable eCollege personnel and other resources.  All training and implementation hours must be pre-approved by Customer and will be invoiced separately by eCollege.  Any pre-approved travel and expenses incurred by eCollege in association with training and implementation activities must be reimbursed by Customer upon invoicing from eCollege.

9)            Enterprise Reporting License.  eCollege hereby grants a non-exclusive, non-transferable, non-sublicenseable license to access and use eCollege’s Enterprise Reporting product during the term of the Agreement, beginning from the date the implementation activities for Enterprise Reporting are determined by eCollege, in its reasonable discretion, to be complete.  This license to use Enterprise Reporting includes the following user type accounts (additional user type accounts may be purchased separately):

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•                 10 Consumer named user accounts

•                 5 Business Intelligence Author named user accounts

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Exhibit Number 3 for Bridgepoint Education

Products and Services Summary

Products and Services	Year 1	Year 2	Year 3	Year 4	Year 5
Gateway Development*	$[***]	[***]	[***]	[***]	[***]
Annual Gateway License, Hosting & Maintenance	$[***]	$[***]	$[***]	$[***]	$[***]
eCourse Minimum Technology Service Fees***	$[***]	$[***]	$[***]	$[***]	$[***]

The above fees are non-refundable and any annual Gateway fees are due and payable in advance at the beginning of each Contract Year.

* The Services Credit set forth in Section 5 of Exhibit 2 to the Agreement shall be used to offset these fees.

** Due upon the Effective Date of this Agreement.

*** Technology Service Fees and other per-enrollment fees are due at Census Date (as defined in Exhibit Number 2, Section 1 of this Agreement).  The balance, if any, of the eCourse Minimum Technology Service Fees is due at the conclusion of each Contract Year.

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Exhibit Number 4 for Bridgepoint Education

Service Level Agreement (“SLA”)

System Availability:  The eCollege System shall maintain [***] Uptime level, which means that the eCollege System will be accessible [***] of the time during any calendar quarter, except as provided below.  “Uptime” percentage will be calculated per calendar quarter, as follows

•                 “total” constitutes the total number of minutes in the applicable calendar quarter.

•                 “nonexcluded” constitutes the total number of minutes of System Unavailability during the applicable calendar quarter that is not attributable to excluded events.  “System Unavailability” is hereby defined as the inability to access the eCollege System for more than 15 consecutive minutes from eCollege’s designated monitoring locations around the world, using eCollege’s established primary and secondary access routes.

For any partial calendar quarter covered by the Agreement, the Uptime percentage for that quarter will be calculated based on the total number of minutes in that calendar quarter.  Uptime percentage is tracked by eCollege through a combination of monitoring packages, including a third-party monitoring service and help desk consultations on client impact.  Data from eCollege’s third party monitoring service (currently Business Availability Center from Hewlett Packard’s Managed Software Solutions) shall be used to resolve any disputes between eCollege and Customer as to whether eCollege has met or failed to meet the required Uptime percentage.  On a quarterly basis, eCollege shall deliver to Customer a report on Uptime percentage.

Customer’s sole and exclusive remedy if eCollege fails to maintain the required Uptime percentage in a given calendar quarter, shall be to receive service credits from eCollege which may be used to offset Technology Service Fees in the subsequent calendar quarter.  Each [***] of Uptime below [***] in a calendar quarter shall equal a service credit of [***] of the Technology Service Fees incurred by Customer during that calendar quarter.

Excluded Events: The occurrence of the following events are hereby excluded from eCollege’s system availability guarantee under this exhibit:

•                 Planned downtime, which shall be any period for which eCollege gives 8 hours or more notice that the eCollege System will be unavailable.

•                 Force Majeure events (as defined in the Agreement).

•                 The inability of Customer to access the eCollege System due to Internet, telecommunications, hardware, software, user error, or other issues outside the control of eCollege.

Service Credits: Total combined service credits during any given calendar quarter shall not exceed [***] of the Technology Service Fees incurred by Customer during that calendar quarter.  In order to qualify for a service credit, Customer must notify eCollege within fifteen (15) business days from receipt of the applicable quarterly report(s).  Failure to comply with this requirement will forfeit Customer’s right to receive that service credit. Any service credits not used by Customer during the subsequent calendar quarter shall be automatically forfeited at the end of that calendar quarter.

Termination: If Customer receives the maximum service credit of [***] in three calendar quarters within one calendar year, Customer may terminate this Agreement during the subsequent calendar quarter upon ninety (90) days written notice to eCollege.

General:  The penalties specified in this exhibit shall be the sole and exclusive remedies available to Customer, and eCollege’s sole obligation and liability, for failure of eCollege to meet its Uptime percentage obligation.  Any obligations of eCollege under this SLA will be null and void upon any material breach by Customer of the Agreement, including any failure by Customer to meet payment obligations to eCollege.

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